Exhibit 5.1

November 12, 2025

Applied Digital Corporation

3811 Turtle Creek Blvd., Suite 2100

Dallas, Texas 75219

Re: Post-Effective Amendment No. 2 to Resale Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as special Nevada counsel to Applied Digital Corporation, a Nevada corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Post-Effective Amendment No. 2 on the date hereof (the “Amendment”) under the Securities Act of 1933, as amended (the “Securities Act”), to the Registration Statement on Form S-3 (File No. 333-287729), filed on June 3, 2025, which was declared effective immediately upon filing, as amended and supplemented by that certain Prospectus Supplement filed with the Commission on August 22, 2025, Post-Effective Amendment filed with the SEC on September 23, 2025 and Prospectus Supplement filed with the SEC on October 15, 2025 (together, the “Original Registration Statement”).

The Original Registration Statement registered for resale from time to time by the selling stockholders named therein up to 47,931,523 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), comprised of (i) 44,931,523 shares of common stock issuable upon conversion of the Series G Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series G Preferred Stock”), issued to such selling stockholders pursuant to the terms of the Preferred Equity Purchase Agreement, dated April 30, 2025, by and among the Company and certain of the selling stockholders (the “Original PEPA”), and (ii) 3,000,000 shares of Common Stock issuable upon the exercise of warrants issued to AI Bridge Funding LLC on April 26, 2024.

The Amendment is being filed to register for resale, in addition to the 44,931,523 shares of Common Stock initially registered on the Original Registration Statement, 30,294,120 shares (the “Shares”) of Common Stock issuable upon conversion of Series G Preferred Stock issued pursuant to the Original PEPA, as amended by that certain First Amendment to the PEPA, dated August 14, 2025, that certain Second Amendment to the PEPA, dated September 11, 2025, that certain Third Amendment to the PEPA, dated October 7, 2025 and that certain Fourth Amendment to the PEPA, dated October 21, 2025 (collectively, the “PEPA”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Original Registration Statement and exhibits thereto; (ii) the Amendment, (iii) the Second Amended and Restated Articles of Incorporation of the Company, as amended, as currently in effect; (iv) the Third Amended and Restated Bylaws of the Company, as amended, as currently in effect; (v) the PEPA; (vi) certain resolutions and minutes of meetings of the Board of Directors of the Company relating to the adoption, approval, authorization and/or ratification of (A) the issuance and sale of the Shares, (B) the specimen of Common Stock certificate, (C) the PEPA and the transactions contemplated thereby and (D) other related matters; (vii) the Certificate of Existence with Status in Good Standing, certified by the Secretary of State of the State of Nevada, dated as of a recent date; and (viii) such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein. For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection therewith we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

In our examination, we have assumed without independent verification the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. Our opinions are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that the Shares to be resold by the selling securityholders have been duly authorized and, if and when issued and delivered by the Company against payment of the consideration set forth in the PEPA, will be validly issued, fully paid and non-assessable.

We render this opinion only with respect to the general corporate law of the State of Nevada as set forth in Chapter 78 of the Nevada Revised Statutes. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or blue sky laws.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement.

We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Amendment. We also consent to the reference to our firm under the heading “Legal Matters” in the Amendment. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.

Snell & Wilmer L.L.P.